THE PANTRY, INC.

                             1998 Stock Option Plan


            Section 1. Description of Plan. This is the 1998 Stock Option Plan, dated January ___, 1998 (the "Plan"), of The Pantry, Inc., a Delaware corporation (the "Company"). Under this Plan, officers, key employees and consultants of the Company or any of its subsidiaries and certain members of the Board of Directors of the Company, to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock, par value $.01, of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" means any directly or indirectly majority or wholly owned entity of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries"). It is intended that the Options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and be designated "Incentive Stock Options" or not qualify for such treatment and be designated "Nonqualified Stock Options." Incentive Stock Options may only be granted to employees.

            Section 2. Purpose of Plan. The purpose of the Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to certain officers, key employees, consultants and members of the Board of Directors (or equivalent bodies) of the Company or its Subsidiaries. By assisting such persons in acquiring shares of Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and its Subsidiaries' growth, development and financial success.

            Section 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the directors, officers, key employees and consultants of the Company and the Subsidiaries; provided that bona fide services shall be rendered to the Company or its Subsidiaries by such consultant and such services shall not have been in connection with the offer and sale of securities in a capital-raising transaction. Consultants and directors who are not also employees of the Company ("Nonemployee Directors") are not eligible to receive Incentive Stock Options. A person who holds an Option is herein referred to as a "Participant," and more than one Option may be granted to any Participant. For Incentive Stock Options, the aggregate fair market value (determined as of the time an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under this Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

            Section 4. Administration.

                       (a) The Plan shall be administered by the Board or, at the Board's option, a committee of the Board (the "Committee"). Members of the Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the

Board. Upon the first registration of an equity security of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent possible and advisable, the Committee may be constituted so as to permit this Plan to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act and Section 162(m) of the Code. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

                       (b) The Committee is authorized and empowered to administer the Plan and, subject to the Plan, (i) to select the Participants, to determine the number of shares of Common Stock which may be purchased and in general to grant Options and to extend the time period during which a Nonqualified Stock Option may be exercised; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner not inconsistent with the Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to determine which Options are to be Incentive Stock Options and which Options are to be Nonqualified Stock Options;
(iv) to interpret the Plan; (v) to prescribe, amend and rescind rules relating to the Plan; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) to determine the rights and obligations of Participants under the Plan; (viii) to specify the purchase price to be paid by Participants for shares of Common Stock; (ix) to accelerate the time during which an Option may be exercised in accordance with the provisions of Section 16 hereof, and to otherwise accelerate the time during which an Option may be exercised in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. The good faith interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Option granted hereunder.

            Section 5. Shares Subject to Plan. The aggregate number of shares of Common Stock for which Options may be granted pursuant to the Plan shall be 25,000 subject to adjustment as provided in Section 11 hereof. The maximum number of shares that may be granted to a single Participant is 20,000. The number of shares of Common Stock which may be purchased by a Participant upon exercise of each Option shall be determined by the Committee and set forth in each Option Agreement. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full or in the event that any shares of Common Stock acquired pursuant to the Plan are reacquired by the Company, (a) any shares of Common Stock which have not been purchased or (b) the shares of Common Stock reacquired, as the case may be, shall again become available for the granting of additional Options under the Plan. Notwithstanding


                                       2.

the preceding sentence, shares subject to a terminated option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a single Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose.

            Section 6. Option Price. Except as provided in Section 11 or Section 12 hereof, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be as determined by the Board in its sole discretion; provided, that the Option Price of the shares of Common Stock underlying each Option intended to be treated as an Incentive Stock Option shall not be less than 100 percent of the fair market value of such shares on the date of grant of the Option; provided further, that if the Participant is a 10-percent stockholder of the Company (as defined in Section 422(b)(6) of the Code) at the time such Participant is granted an Incentive Stock Option, the Option Price shall be not less than 110 percent of said fair market value. If used, fair market value shall be determined by the Committee (i) if the Company's securities are traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (or a similar successor system), on the basis of the reported closing sales price on such date or, in the absence of a reported sales price on such date, on the basis of the average of the reported closing bid and asked price on such date, or (ii) in the absence of both a reported sales price and a reported bid and asked price under clause (i), the Committee shall determine such fair market value on the basis of such evidence as it deems appropriate in its sole discretion.

            Section 7. Restrictions on Grants; Vesting of Options. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to 10 years from the date hereof. The vesting of all Options may be based on the passage of time. The Committee shall determine the vesting schedule applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies; provided, that each Option shall become fully exercisable no later than five (5) years from the date the Option is granted and the number of shares of Common Stock subject to each Option shall become exercisable at the rate of at least 20% per year each year until the Option is fully exercisable. The vesting schedule need not be identical for all Options granted hereunder. The Committee may periodically review the vesting criteria applicable to any Option or Options and, in its sole good faith judgment, may adjust the same to reflect unanticipated major events, including but not limited to catastrophic occurrences, mergers and acquisitions.

            Section 8. Exercise of Options. No Option granted to a person subject to Section 16 of the Exchange Act shall be exercisable during the first six months after the date such Option is granted. Once vested, and prior to its termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of shares of Common Stock to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including without limitation and in the sole discretion of the


                                       3.

Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule l6b-3 under the Exchange Act, if applicable; provided that the purchase price may not be paid by a Participant via any type of "cashless exercise" in which the Company directly, indirectly or effectively purchases shares of Common Stock held by such Participant (unless such shares have been held by such Participant continuously for the six months prior to such exercise) without the express written consent of the Committee, which may be given or withheld in the Committee's sole discretion after due consideration of the financial accounting implications of such form of payment. After giving due consideration of the consequences under
Section 16 of the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option. Once vested, and prior to its termination date, an Option may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee of the Participant (or the legal representative of the Participant if the Participant has no designee) may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement or this Plan.

            Section 9. Issuance of Common Stock. The Company's obligation to issue its shares of Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares of Common Stock under any state and/or federal law or rulings and regulations of any government regulatory body and/or the making of such investment representations or other representations and undertakings by the Participant (or the Participant's designee, legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares of Common Stock which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's designee, legal representative, heir or legatee): (a) is purchasing such shares of Common Stock for investment and not with any present intention of selling or otherwise disposing of such shares of Common Stock; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares of Common Stock (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares of Common Stock, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that


                                       4.

such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The inability of the Company to obtain from any regulatory body having jurisdiction authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained. Any shares of Common Stock issued by the Company upon exercise of an Option granted hereunder may be subject to (w) a right of first refusal of the Company with respect to all shares of Common Stock proposed to be transferred by Participant, (x) drag-along rights of the FS Entities (as defined under that certain Amended and Restated Stockholders' Agreement, dated as of October 23, 1997, as such agreement may be amended from time to time) as described in
Section 13 hereof, (y) a right of repurchase by the Company in the event that Participant's employment or other relationship with the Company is terminated, and (z) certain other restrictions set forth in each particular Option Agreement.

            Section 10. Nontransferability. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. Any permitted transferee shall be required prior to any transfer of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

            Section 11. Recapitalization, Reorganization; Merger or
Consolidation.

                        (a) Subject to Section 11(b) hereof, if the outstanding shares of Common Stock of the Company are exchanged for different securities of the Company through a reorganization, recapitalization or reclassification or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee (i) in the number or kind of shares which may be purchased pursuant to the exercise of Options, as provided in Section 5 hereof, and (ii) in the number, exercise price, or kind of securities subject to any outstanding Option granted under the Plan. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.

                        (b) Subject to Section 16 hereof (i) upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger, consolidation, sale or exchange of


                                       5.

securities in which the Company does not survive, (iii) upon any reorganization, merger, consolidation, sale or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities and/or other property in exchange for their shares of Common Stock of the Company or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate. In such event, each Participant who is not tendered an option by the surviving entity in accordance with all of the terms of the immediately succeeding sentence, or who does not accept any such substituted option which is so tendered, shall have the right until 10 days before the effective date of such Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of
Section 7 of the Plan.

                        (c) The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

            Section 12. Substitute Options. If the Company at any time should succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, Options may be granted under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase interests in such entity held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such entity), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option which is an Incentive Stock Option shall be an amount such that, in the sole and absolute judgment of the Committee (and in compliance with Section 424(a) of the Code), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired entity as of the date of the Company's acquisition of such entity.

            Section 13. Option Agreement. Each Option granted under the Plan shall be evidenced by a written option agreement (an "Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein;
(b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if an Incentive Stock Option shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code; (c) shall contain provisions which give the Company a right of first refusal to purchase any shares of Common Stock issued pursuant to the exercise of Options


                                       6.

granted under the Plan which a Participant proposes to sell; (d) shall contain "drag-along" rights in favor of the FS Entities or their respective permitted successors; (e) shall contain a right of repurchase in favor of the Company in the event Participant's employment or other relationship with the Company and all of its Subsidiaries terminates; and (f) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

            Section 14. Rights as a Stockholder. No Participant (or any legal representative, heir or legatee) shall have any rights as a stockholder with respect to any shares covered by any Option until the date of the issuance of a stock certificate to such person upon the due exercise of such Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 11 hereof.

            Section 15. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, in addition to any other termination events set forth in the Plan and in each particular Option Agreement, which, with respect to Nonqualified Stock Options, shall be no later than ten years from the date such Option is granted and with respect to Incentive Stock Options, if the Participant is a 10-percent stockholder of the Company (as described in Section 422(b)(6) of the Code) at the time such Option is granted, the Option shall terminate no later than five years from the date of the grant thereof. An Incentive Stock Option shall contain any termination events required by Section 422 of the Code. In any event all Options shall terminate and expire upon the first to occur of the following events:

                        (a) the expiration of 90 days from the date of a Participant's termination of employment or service with the Company and/or its Subsidiaries (other than by reason of death), except that if a Participant is then disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of 180 days from the date of such Participant's termination of employment or service with the Company and/or its Subsidiaries; or

                        (b) the expiration of 180 days from the date of the death of a Participant if his or her death occurs while he or she is, or not later than 90 days after he or she has ceased to be, employed by or in the service of the Company or any of its Subsidiaries in a capacity in which he or she would be eligible to receive grants of Options under the Plan; or

                        (c) the termination of the Option pursuant to Section 11(b) of the Plan.

            The termination of employment or engagement in another relationship of a Participant (by death or otherwise) shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.


                                       7.

            Section 16. Acceleration of Options. Notwithstanding the provisions of Section 7 or Section 15 hereof, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 16, each outstanding Option so accelerated shall be exercisable for a period of at least five days from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion; provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall terminate automatically and become null and void.

            Section 17. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company (or such Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of shares of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of shares of Common Stock issued upon exercise of an Option (for which purpose such shares of Common Stock shall be valued at fair market value as determined in good faith by the Committee, which determination shall be final, conclusive and binding).

            Section 18. Effectiveness and Termination of the Plan. The Plan shall be effective on the date on which it is adopted by the Board; provided that it is approved by a majority of the Company's stockholders, in accordance with the provisions of Section 422 of the Code, within 12 months before or after the date of its adoption by the Board. The Plan shall terminate, in addition to the other termination events set forth in the Plan, at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued; provided, however, that the Board may in its sole discretion terminate the Plan at any other time. Subject to Section 11 hereof, no such termination shall in any way affect any Option then outstanding.

            Section 19. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such


                                       8.

Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

            Section 20. Amendment of Plan. The Committee may make such amendments to the Plan and, with the consent of each Participant adversely affected, to the terms and conditions of granted Options, as it shall deem advisable, including without limitation the acceleration of the time at which an Option may be exercised. No amendment shall in any way adversely affect any option then outstanding without the consent of the Participant so adversely affected.

            Section 21. Transfers and Leaves of Absence. For purposes of the Plan, (a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company and a Subsidiary (or vice versa) or between Subsidiaries shall not be deemed a termination of employment or a termination of a consulting relationship and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence except that for purposes of exercising an Incentive Stock Option, the Participant will be considered to have terminated employment on the 91st day of the leave, unless his or her right to re-employment is guaranteed by statute or contract.

            Section 22. No Obligation to Exercise Option. The granting of an Option shall impose no obligation on the Participant to exercise such Option.

            Section 23. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

            Section 24. Governing Law. The Plan and any Option granted pursuant to the Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.


                                       9.

            Section 25. Not an Employment or Consulting Agreement. Nothing contained in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to a consulting relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or consulting relationship with, any Participant, subject to the terms of any written employment or consulting agreement to which a Participant is a party. In addition, nothing contained in the Plan or in any Option Agreement shall preclude any lawful action by the Company or the Board of Directors.


                                       10.

                                THE PANTRY, INC.

                        Incentive Stock Option Agreement



            THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is entered into as of ___________, 1998 by and between The Pantry, Inc., a Delaware corporation (the "Company"), and ______________ ("Optionee") pursuant to The Pantry, Inc. 1998 Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

                               R E C I T A L S:

            A. Optionee is a director, employee or consultant of the Company and/or of a direct or indirect subsidiary of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries") and the Company considers it desirable to give Optionee an added incentive to advance the Company's and the Subsidiaries' interests.

            B. The Company now desires to grant Optionee the right to purchase shares of Common Stock of the Company pursuant to the terms and conditions of this Agreement and the Plan.

                              A G R E E M E N T:

            NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

            1. Option; Number of Shares. The Company hereby grants to Optionee the right (the "Option") to purchase up to a maximum of _________ shares (the "Shares") of Common Stock at a price of $_____ per share (the "Option Price") to be paid in accordance with Section 6 hereof. The Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            2. Vesting. The Option granted hereunder shall vest and become exercisable in three (3) equal installments of one-third (1/3) of the Shares covered hereby on each of the first, second and third anniversaries of the Vesting Commencement Date. The "Vesting

Commencement Date" shall mean __________________.

            3. Term of Agreement. Except for the rights conferred upon the Company pursuant to Section 7 below, the Option, and Optionee's right to exercise the Option, shall terminate when the first of the following occurs:

               (a) termination pursuant to Section 11, Section 15 or Section 16 of the Plan;

               (b) the expiration of ten (10) years from the date hereof; or

               (c) 90 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries.

            4. Termination of Employment or Other Relationship. The termination for any reason of Optionee's employment or other relationship with the Company and the Subsidiaries shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

            5. Death of Optionee; No Assignment. The rights of Optionee under this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void. If Optionee should die while Optionee is engaged in an employment or other relationship with the Company and/or any Subsidiary or within 90 days of the termination of such relationship, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement.


                                       2.

After the death of Optionee, only a Successor may exercise the Option.

            6. Exercise of Option. On or after the vesting of the Option in accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

               (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 10) or all of the Shares (if less than 10 Shares then remain covered by the Option) then being purchased;

               (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

               (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws);

               (d) a written representation and undertaking, in such form and substance as the Company may require, that the Shares underlying the Option are being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof; and

               (e) a written representation and undertaking, if requested by the Company pursuant to Section 8(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

            7. Right of First Refusal; Drag Along Rights; Repurchase Option.

               (a) At any time after the Option shall have vested and Optionee shall have exercised all or any portion of the Option in accordance with its terms, Optionee may sell for cash (and only for such form of consideration) any or all of the Shares to any third party subject to the provisions of this
Section 7. Prior to any such intended sale, Optionee shall first


                                       3.

give at least 30 days' advance written notice (the "Notice") to the Company specifying (i) Optionee's bona fide intention to sell such Shares; (ii) the name(s) and address(es) of the proposed purchaser(s); (iii) the number of Shares Optionee proposes to sell (the "Offered Shares"); (iv) the price for which Optionee proposes to sell the Offered Shares; and (v) all other material terms and conditions of the proposed sale.

               (b) Within 15 days of receipt of the Notice, the Company or its nominee(s) or assignee(s) may elect to purchase all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Optionee, which notice shall specify in reasonable detail any proposed payment to any other person of any portion of the purchase price as specified in the following sentence; provided, however, that if the Company designates any assignee or nominee as the purchaser of such Shares, it shall provide Optionee with reasonable assurance that such sale complies with applicable federal and state securities laws. Within 15 days after delivery of such notice to Optionee, the Company or its nominee(s) or assignee(s) shall deliver to Optionee a check, payable to Optionee or to such person as Optionee shall request, in the amount of the purchase price of the Offered Shares; provided, however, that in the event that the Shares to be purchased have been pledged to secure any indebtedness of Optionee to the Company or its assignee(s), the Company may retain or deliver to its assignee(s) (as the case may be) any portion of such purchase price, and/or direct its nominee(s) or assignee(s) to deliver to the Company or its assignee(s), as the case may be, any portion of such purchase price, necessary to satisfy such indebtedness. If the Company or its nominee(s) or assignee(s) do not elect to purchase all of the Offered Shares, Optionee shall be entitled to sell the Offered Shares to the purchaser(s) named in the Notice at the price specified in the Notice or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such sale must be consummated within 90 days from the date of the Notice and any proposed sale after such 90-day period may be made only by again complying with the procedures set forth in this Section 7.

               (c) If FS Equity Partners III, L.P., a Delaware limited partnership, and FS Equity Partners International, L.P., a Delaware limited partnership (collectively, "FS"), exercises rights under Section 3 of that certain Amended and Restated Stockholders' Agreement dated as of October 23, 1997 among the Company, FS, Chase Manhattan Capital, L.P., a Delaware limited partnership, CB Capital Investors, L.P., a Delaware limited partnership, Baseball Partners, a New York general partnership, and Peter J. Sodini, as such agreement may be amended from time to time, then at the request of FS, the Optionee shall sell all of his or her Options and/or Shares on the same terms and conditions as apply to the sale by FS of its shares of Common Stock.

               (d) In the event that Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates for any reason (including, without limitation, by reason of Optionee's death, disability, retirement, voluntary resignation or dismissal by the


                                       4.

Company or any of its Subsidiaries, with or without cause), the Company shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares acquired by Optionee pursuant to this Option for a period of seven (7) months after the effective date of such termination (the effective date of termination is hereinafter referred to as the "Termination Date"); provided, that in no event shall the Repurchase Option exceed the date set forth in Section 3(b) above. The purchase price (the "Repurchase Price") for each Share to be purchased pursuant to the Repurchase Option shall be equal to (i) the Fair Market Value (as defined below), in the event Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates by reason of Optionee's death or disability or is terminated by the Company without Cause (as defined below) or (ii) the Option Price, in the event such employment or other relationship terminates for any other reason. As used herein, the "Fair Market Value" shall be the fair market value of a Share as of the date of repurchase by the Company, as determined by the Board of Directors of the Company, acting in good faith, which determination shall be final and binding. As used herein, "Cause" shall mean (i) Optionee's conviction of, or the entry of a pleading of guilty or nolo contendre by Optionee to, a felony or a crime involving moral turpitude, (ii) Optionee's failure to perform his duties required under his employment or other relationship, failure to comply with the Company's standard policies and procedures generally applicable to employees, or failure to comply with any provision of any employment agreement after having received written notice from the Company identifying such failure and after having received an opportunity of at least the (10) days in which to cure the failure so identified by the Company if such failure is susceptible to cure,
(iii) a willful act by Optionee as a result of which he receives an improper personal benefit at the expense of the Company, (iv) an act of fraud or dishonesty committed by Optionee against the Company, or (v) any other misconduct by Optionee that is materially injurious to the business or reputation of the Company. The Repurchase Price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased appropriately to reflect any distribution of stock or other securities of the Company or any successor or assign of the Company which is made in respect of, in exchange for or in substitution of the Shares by reason of any split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. The Repurchase Option shall be exercised by the Company by delivery to Optionee, within the seven-month period specified above, of (a) a written notice specifying the number of Shares to be purchased and (b) a check in the amount of the Repurchase Price, calculated as provided in this Section 7(d), for all Shares to be purchased; provided that in the event that the Repurchase Price is equal to the Fair Market Value, the Repurchase Option shall not be exercised by the Company prior to six (6) months after the Termination Date without the express written consent of the Committee, which may be given or withheld in its sole discretion after due consideration of the financial accounting implications of such repurchase.

               (e) The rights provided the Company and its nominee(s) and assignee(s) under Sections 7(a), (b) and (d) hereof shall terminate (i) with respect to all Shares upon the consummation of the sale of shares of Common Stock pursuant to an effective


                                       5.

registration statement of the Company filed by the Company under the Securities Act of 1933, as amended (the "Act"), in which the gross selling price of the shares of the Common Stock is at least $10 million (a "Registered Sale"), or
(ii) upon a sale of the Shares pursuant to Sections 7(a) and (b) hereof, with respect to the Shares sold; provided, however, that the rights provided to the Company under Sections 7(a), (b) and (d) hereof shall not terminate upon the consummation of the sale of shares of Common Stock pursuant to an effective registration statement of the Company filed by the Company under the Act if such shares of Common Stock were registered in connection with a transaction the primary purpose of which is the issuance and sale of any debt securities of the Company or issued in satisfaction of any interest or other obligations pursuant to the terms of any debt securities of the Company, if such sale is not a Registered Sale and if such sale does not result in shares of Common Stock being held by at least 300 holders.

               (f) The Optionee agrees to consent to any sale, transfer, reorganization, exchange, merger, combination or other form of transaction described in Section 7(c) and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. The Optionee further agrees to timely take such other actions as FS may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction and waiving any appraisal rights that Optionee may have in connection therewith.

               (g) The obligations of the Optionee pursuant to this Section 7 shall be binding on any transferee of any of the Options or the Shares (except a transferee of Shares in a Public Market Sale (as defined below)) and any transfer of any of the Options or Shares shall be void unless a written commitment to be bound by such provisions from such transferee is delivered to the Company and FS prior to any transfer. The obligations of the Optionee pursuant to this Section 7 shall apply to any securities received in substitution or exchange for the Options or the Shares, including (without limitation) pursuant to Section 11 or 14(b) of the Plan. A "Public Market Sale" shall mean any sale of shares of Common Stock into the public market after a Registered Sale, which is made pursuant to Rule 144 promulgated under the Act or pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and shall not include a negotiated private sale transaction or other disposition of shares of Common Stock.

            8. Representations and Warranties of Optionee.

               (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.


                                       6.

               (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirements. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration requirements is available.

               (c) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

            9. No Rights as a Stockholder. Optionee shall have no rights as a stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

            10. Limitation of Company's Liability for Nonissuance. Inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

            11. This Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

            12. Restrictive Legends. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides or is employed may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option,


                                       7.

and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

            13. Notices. All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                  If to the Company:

                  The Pantry, Inc.
                  1801 Douglas Drive
                  Sanford, North Carolina  27330
                  Facsimile: (919) 774-3329
                  Attention: President

                  If to Optionee:


            14. Not an Employment or Other Agreement. Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

            15. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

            16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.


                                       8.

            IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                                       THE COMPANY:

                                       THE PANTRY, INC.,
                                       a Delaware corporation



                                       By:
                                          --------------------------------------
                                          Name:  Peter J. Sodini
                                          Title: President and Chief Executive
                                                 Officer


                                       OPTIONEE:



                                       -----------------------------------------
                                       Name:

                                       9